Exhibit 99.1 NEWS RELEASE

August 3, 2020
Noble Midstream Partners Reports Second-Quarter 2020 Results
Self-Funding Business Model Achieved through Cash Cost Reductions and Equity Method Inflection
Houston - Noble Midstream Partners LP (NASDAQ: NBLX) (“Noble Midstream” or the “Partnership”) today reported second-quarter 2020 financial and operational results. The Partnership’s results are consolidated to include Noble Midstream’s 54.4% ownership of Black Diamond Gathering, LLC (“Black Diamond Gathering”).
Certain results are shown as “attributable to the Partnership,” which exclude the non-controlling interests in Black Diamond Gathering retained by Greenfield Midstream. Noble Midstream believes the results “attributable to the Partnership” provide the best representation of the ongoing operations from which the Partnership’s unitholders will benefit.
Second-Quarter 2020 Highlights

•	Generated $48 million Net Income attributable to the Partnership, $95 million Adjusted Net EBITDA[1] and $101 million Cash Flow from Operations attributable to the Partnership

•	Self-funded quarterly operations with operating cash flow exceeding investing cash flow by $34 million

•	Invested $5 million in organic capital projects, down nearly 90% sequentially, highlighting the Partnership's cost management and agility in this volatile commodity environment

•	Reduced total debt by $15 million in the quarter and ended the quarter with Net Debt to EBITDA[1] of 4.0x

•	Gathered 324,000 barrels of gross oil and gas equivalent per day (Boe/d), down 3% sequentially, and 189,000 barrels of produced water per day (Bw/d), down 7% sequentially

•	Recognized increasing Equity Investment EBITDA, resulting from the commencement of full service from the EPIC Crude Pipeline (30% interest) in April and EPIC Y-Grade Pipeline (15% interest) in July

•	EPIC Y-Grade commissioned its first greenfield fractionator in Robstown, Texas, with 110,000 Bbl/d of NGL fractionation capacity added in early June

1 Adjusted EBITDA, Distributable Cash Flow (DCF) and Distribution Coverage Ratio are not Generally Accepted Accounting Principles (GAAP) measures. Definitions and reconciliations of these non-GAAP measures to their most directly comparable GAAP reporting measures appear in Schedule 4 of the financial tables which follow.

Brent J. Smolik, Chief Executive Officer of the general partner of Noble Midstream, stated “In the second quarter, Noble Midstream generated operating cash flows in excess of our capital and equity investments. This provided ample liquidity to fund the quarterly distribution and reduce debt, thus strengthening our balance sheet. We were able to accomplish this by materially lowering our organic capital spend and cutting operating costs. With our gathering infrastructure backbone largely built across both the DJ and Delaware basins, and our joint venture pipelines in service, we are well-positioned to deliver volume expansion in a highly capital-efficient manner as activity increases. Our teams remain focused on minimizing spend and lowering our sustaining capital requirements, while safely executing projects and delivering operational excellence for our customers.”
Financial Results Highlighted by Resilient Cash Flows
Second-quarter 2020 revenues totaled $146 million, down 35% sequentially, due to lower oil sales revenues and lower volume from gathering and fresh water delivery related to customer activity reductions and short-term producer curtailments. Third-party crude oil sales revenue of $29 million declined 65% sequentially due to the impact of lower crude oil prices during the quarter. Total expenses were $85 million with $20 million in direct operating expenses, down 25% sequentially, as a result of continued cost-reduction measures and temporary reductions in customer activity levels. The Partnership reported second-quarter 2020 Adjusted Net EBITDA1 of $95 million, a sequential decline of 12%. Maintenance capital expenditures and cash interest expense attributable to the Partnership totaled $7.4 million and $7.1 million, respectively, leading to Distributable Cash Flow1 attributable to the Partnership of $80 million.
Noble Midstream invested $5 million in second-quarter organic capital expenditures, primarily focused on connecting 107 wells across both basins. Prior-capital invested, continued cost reductions and the utilization of existing infrastructure allowed the Partnership to reduce capital requirements. Equity investments during second-quarter 2020 totaled $25 million, including $3 million for EPIC Propane and a $22 million loan to EPIC Y-Grade.
Producer Curtailments Impacted Second-Quarter Volumes
In the Partnership's wholly-owned DJ Basin assets, Noble Midstream connected 16 wells in April on Noble Energy's Mustang acreage and 24 PDC Energy wells. Oil and gas gathering throughput was 161,000 Boe/d and average produced water volumes were 41,000 Bw/d. Second-quarter volumes were impacted on average by 24,000 Boew/d of curtailments. Freshwater delivery averaged 30,000 Bw/d and the Partnership delivered water to 13 third-party wells. Net DJ Basin capital expenditures totaled $2.0 million.
Black Diamond oil gathering throughput volumes averaged 79,000 Bo/d, down 14% sequentially, and oil sales volumes were 13,000 Bo/d. Second-quarter volumes were impacted on average by 9,000 Bo/d of curtailments. The Partnership connected 60 wells on Black Diamond's gathering system with 19 wells connected in June. Black Diamond capital expenditures, net to the Partnership, totaled $0.4 million.
In the Delaware Basin, quarterly oil and gas gathering throughput was 83,000 Boe/d, up slightly sequentially, and produced water gathering volumes were 148,000 Bw/d, down 9% on a sequential basis. These volumes were impacted by 18,000 Boew/d in curtailments during the quarter. The Partnership connected 7 wells, including one third-party well. Delaware Basin net capital expenditures totaled $2.5 million. With the reduced activity, Noble Midstream plans to optimize utilization of its Central Gathering Facility super-system, further reducing operating expenses.
In July, approximately two-thirds of curtailed producer volumes across both basins returned to production with the vast majority expected to be on line by August 2020.
Equity Investment Pipelines In Service
The Partnership’s equity investment income and cash flow generation increased during the quarter, boosted by the commencements of the EPIC pipeline projects, Delaware Crossing, and a full quarter of ownership of the Saddlehorn Pipeline Company, LLC (“Saddlehorn”), acquired in first-quarter 2020.
Interim crude service on the EPIC Y-Grade mainline ended in March and crude volumes transitioned to the Crude mainline in April. EPIC Y-Grade began transition to NGL service in early May and the first greenfield fractionator was commissioned in June, bringing total fractionation nameplate capacity to 180,000 Bo/d. The pipeline commenced full service in early July.
Second-quarter 2020 volumes on Saddlehorn averaged approximately 166,000 Bo/d, down 7% sequentially, highlighting its resilient contract structure and committed shippers on the pipeline. Volumes on the Advantage

Pipeline system averaged 72,000 Bo/d, compared to 93,000 Bo/d during the first-quarter 2020, and generated $7.6 million in gross second-quarter distributions to the joint venture partners.
Delaware Crossing began transportation of crude volumes from the southern Delaware Basin to Wink, Texas in early April and averaged 20,000 Bo/d in gathering and transportation volumes during the second-quarter 2020. Delaware Crossing was impacted by 3,000 Bo/d of curtailments during the quarter with a majority of third-party curtailments back online in July. The Partnership does not anticipate any additional equity investment contributions for Delaware Crossing.
Protecting the Balance Sheet
As of June 30, 2020, the Partnership had $428 million in liquidity and $1.6 billion in total debt. During the quarter, Noble Midstream paid down $15 million of its revolving credit facility with available cash flow after capital expenditures and distributions.
On July 24, 2020, the Board of Directors of Noble Midstream’s general partner, Noble Midstream GP LLC, declared a second-quarter cash distribution of $0.1875 per unit, flat versus first-quarter 2020.
2020 Outlook Unchanged
Noble Midstream 2020 organic capital expenditures expectations remain unchanged at $60 to $80 million with $20 to $40 million remaining in the second half of 2020. The Partnership has maintained its expected 2020 equity investment range of $240 to $260 million. The EPIC Y-Grade consortium is deferring the investment decision on the second greenfield fractionator until better line of sight to continued improvement in commodity prices. Second-half 2020 investment is planned for the expansion of the east dock at the EPIC Crude terminal to support larger vessels and funding the remaining EPIC Y-Grade construction payments.
Noble Midstream expects minimal sponsor activity in the third-quarter 2020 and anticipates the resumption of Noble Energy well completions in the fourth quarter. The Partnership anticipates continued activity from third-party operators in the DJ Basin and now estimates more than 150 well connections this year at Black Diamond with 20 to 30 connections planned in the second half of 2020. With uncertainty around additional producer curtailments and the rate at which activity increases, Noble Midstream will not reinstate 2020 volume guidance at this time.

Based on the existing curtailment and activity scenarios outlined in first-quarter 2020, Noble Midstream maintains its 2020 net Adjusted EBITDA1 expected range of $370 to $410 million and a Distributable Cash Flow1 range of $280 to $310 million for the year. Distribution coverage1 and leverage expectations remain unchanged as well.

2Q20
Gross Volumes	Actuals
Oil and Gas Gathered (MBoe/d)	324
Produced Water Gathered (MBw/d)	189
Fresh Water Delivered (MBw/d)	30

Financials (in millions)
Net Income Attributable to the Partnership	$48
Net Adjusted EBITDA[1]	$95
Distributable Cash Flow[1]	$80
Distribution Coverage Ratio[1]	4.7x

Net Capital, Excluding Equity Investments	$5

(1)
Adjusted EBITDA, DCF, and Distribution Coverage Ratio are not financial measures calculated in accordance with Generally Accepted Accounting Principles (“GAAP”). For definitions of these non-GAAP measures, see “Non-GAAP Financial Measures” below.

	2020 Guidance
Financials (in millions)
Net Adjusted EBITDA (1)	$370	-	$410
Distributable Cash Flow (1)	$280	-	$310
Net Debt to TTM EBITDA	3.9x	-	4.3x
Distribution Coverage Ratio (1)	4.0x	-	4.5x

2020 Organic Capital	$60	-	$80
Equity Investment Capital	$240	-	$260

(1)
Adjusted EBITDA, DCF, and Distribution Coverage Ratio are not financial measures calculated in accordance with Generally Accepted Accounting Principles (“GAAP”). For definitions of these non-GAAP measures, see “Non-GAAP Financial Measures” below.

About Noble Midstream
Noble Midstream is a growth-oriented master limited partnership formed by Noble Energy, Inc. to own, operate, develop and acquire domestic midstream infrastructure assets. Noble Midstream currently provides crude oil, natural gas, and water-related midstream services in the DJ Basin in Colorado and the Delaware Basin in Texas. For more information, please visit www.nblmidstream.com.

Forward Looking Statements
This news release contains forward-looking statements within the meaning of the federal securities laws. Forward looking statements are predictive in nature, depend upon or refer to future events or conditions or include the words “estimate,” “believe,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “on schedule,” “strategy” and other similar expressions that are predictions of or indicate future events and trends and that do not relate to historical matters. Our forward-looking statements may include statements about our business strategy, our industry, our future profitability, our expected capital expenditures and the impact of such expenditures on our performance, the costs of being a publicly traded partnership and our capital programs. In addition, our forward-looking statements address the various risks and uncertainties associated with the extraordinary market environment and impacts resulting from the COVID-19 pandemic and the actions of foreign oil producers (most notably Saudi Arabia and Russia) to increase crude oil production and the expected impact on our businesses, operations, earnings and results.

Forward-looking statements are not guarantees of future performance and are based on certain assumptions and bases, and subject to certain risks, uncertainties and other factors, many of which are beyond our control and difficult to predict, and not all of which can be disclosed in advance. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties.
Non-GAAP Financial Measures
This news release also contains certain non-GAAP measures of financial performance that management believes are good tools for internal use and the investment community in evaluating Noble Midstream’s overall financial performance. Please see the attached schedules for reconciliations of the non-GAAP financial measures used in this news release to the most directly comparable GAAP financial measures

Contact:
Park Carrere
Investor Relations
(281) 872-3208
park.carrere@nblmidstream.com

Schedule 1
Noble Midstream Partners LP
Revenue and Throughput Volume Statistics
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
DJ Basin
Crude Oil Sales Volumes (Bbl/d)	13,025	9,750	16,346	8,401
Crude Oil Gathering Volumes (Bbl/d)	176,184	174,485	179,645	178,328
Natural Gas Gathering Volumes (MMBtu/d)	468,971	458,961	484,088	438,695
Natural Gas Processing Volumes (MMBtu/d)	42,566	51,167	42,617	51,755
Produced Water Gathering Volumes (Bbl/d)	40,819	41,830	41,457	39,948
Fresh Water Delivery Volumes (Bbl/d)	30,335	179,289	128,636	199,390

Delaware Basin
Crude Oil Gathering Volumes (Bbl/d)	60,980	45,501	59,768	43,840
Natural Gas Gathering Volumes (MMBtu/d)	174,845	137,498	178,564	119,124
Produced Water Gathering Volumes (Bbl/d)	147,994	137,584	155,086	130,818

Total Gathering Systems
Crude Oil Sales Volumes (Bbl/d)	13,025	9,750	16,346	8,401
Crude Oil Gathering Volumes (Bbl/d)	237,164	219,986	239,413	222,168
Natural Gas Gathering Volumes (MMBtu/d)	643,816	596,459	662,652	557,819
Barrels of Oil Equivalent (Boe/d) (1)	323,816	300,594	329,654	298,190
Natural Gas Processing Volumes (MMBtu/d)	42,566	51,167	42,617	51,755
Produced Water Gathering Volumes (Bbl/d)	188,813	179,414	196,543	170,766

Total Fresh Water Delivery
Fresh Water Delivery Volumes (Bbl/d)	30,335	179,289	128,636	199,390

(1)	Includes crude oil sales volumes that are transported on our gathering systems and sold to third-party customers.

Schedule 2
Noble Midstream Partners LP
Consolidated Statement of Operations
(in thousands, except per unit amounts, unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues
Gathering and Processing — Affiliate	$82,671	$78,136	$171,969	$153,516
Gathering and Processing — Third Party	20,002	17,863	41,970	37,095
Fresh Water Delivery — Affiliate	10,300	18,367	33,899	45,954
Fresh Water Delivery — Third Party	1,811	2,454	5,985	6,263
Crude Oil Sales — Third Party	29,214	51,782	111,577	84,652
Other — Affiliate	768	766	1,655	1,602
Other — Third Party	1,184	1,292	2,940	2,280
Total Revenues	145,950	170,660	369,995	331,362
Costs and Expenses
Cost of Crude Oil Sales	29,104	48,079	108,963	78,977
Direct Operating	20,039	32,866	46,889	63,289
Depreciation and Amortization	26,354	23,980	52,285	47,013
General and Administrative	6,446	5,171	11,932	9,532
Goodwill Impairment	—	—	109,734	—
Other Operating Expense	2,576	—	3,862	—
Total Operating Expenses	84,519	110,096	333,665	198,811
Operating Income	61,431	60,564	36,330	132,551
Other Expense (Income)
Interest Expense, Net of Amount Capitalized	6,633	2,322	13,490	7,550
Investment Loss (Income)	2,730	1,748	8,139	(593)
Other Non-Operating Expense	1,336	—	1,336	—
Total Other Expense (Income)	10,699	4,070	22,965	6,957
Income Before Income Taxes	50,732	56,494	13,365	125,594
Income Tax (Benefit) Expense	(128)	731	21	2,040
Net Income	50,860	55,763	13,344	123,554
Less: Net Income Prior to the Drop-Down and Simplification Transaction	—	2,565	—	7,101
Net Income Subsequent to the Drop-Down and Simplification Transaction	50,860	53,198	13,344	116,453
Less: Net Income (Loss) Attributable to Noncontrolling Interests	2,624	16,789	(44,995)	36,485
Net Income Attributable to Noble Midstream Partners LP	48,236	36,409	58,339	79,968
Less: Net Income Attributable to Incentive Distribution Rights	—	4,640	—	8,147
Net Income Attributable to Limited Partners	$48,236	$31,769	$58,339	$71,821

Net Income Attributable to Limited Partners Per Limited Partner Unit — Basic and Diluted
Common Units	$0.53	$0.79	$0.65	$1.77
Subordinated Units	$—	$0.84	$—	$1.91

Weighted Average Limited Partner Units Outstanding — Basic
Common Units	90,163	32,090	90,158	27,916
Subordinated Units	—	7,514	—	11,685

Weighted Average Limited Partner Units Outstanding — Diluted
Common Units	90,164	32,121	90,163	27,944
Subordinated Units	—	7,514	—	11,685

Schedule 3
Noble Midstream Partners LP
Consolidated Balance Sheet
(in thousands, unaudited)

	June 30, 2020	December 31, 2019
ASSETS
Current Assets
Cash and Cash Equivalents	$12,729	$12,676
Accounts Receivable — Affiliate	37,298	42,428
Accounts Receivable — Third Party	24,751	44,093
Other Current Assets	7,196	8,730
Total Current Assets	81,974	107,927
Property, Plant and Equipment
Total Property, Plant and Equipment, Gross	2,056,882	2,006,995
Less: Accumulated Depreciation and Amortization	(279,115)	(244,038)
Total Property, Plant and Equipment, Net	1,777,767	1,762,957
Investments	860,817	660,778
Intangible Assets, Net	261,794	277,900
Goodwill	—	109,734
Other Noncurrent Assets	25,995	6,786
Total Assets	$3,008,347	$2,926,082
LIABILITIES, MEZZANINE EQUITY AND EQUITY
Current Liabilities
Accounts Payable — Affiliate	$6,557	$8,155
Accounts Payable — Trade	46,138	107,705
Other Current Liabilities	11,096	11,680
Total Current Liabilities	63,791	127,540
Long-Term Liabilities
Long-Term Debt	1,635,919	1,495,679
Asset Retirement Obligations	40,762	37,842
Other Long-Term Liabilities	3,849	4,160
Total Liabilities	1,744,321	1,665,221
Mezzanine Equity
Redeemable Noncontrolling Interest, Net	112,646	106,005
Equity
Common Units (90,164 and 90,136 units outstanding, respectively)	787,584	813,999
Noncontrolling Interests	363,796	340,857
Total Equity	1,151,380	1,154,856
Total Liabilities, Mezzanine Equity and Equity	$3,008,347	$2,926,082

Schedule 4
Noble Midstream Partners LP
Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures
Non-GAAP Financial Measures
This news release, the financial tables and other supplemental information include Adjusted EBITDA, Distributable Cash Flow, and Distribution Coverage Ratio, all of which are non-GAAP measures which may be used periodically by management when discussing our financial results with investors and analysts.
We define Adjusted EBITDA as net income before income taxes, net interest expense, depreciation and amortization and certain other items that we do not view as indicative of our ongoing performance. Additionally, Adjusted EBITDA reflects the adjusted earnings impact of our equity method investments by adjusting our equity earnings or losses from our equity method investments to reflect our proportionate share of the EBITDA of such equity method investments.
Adjusted EBITDA is used as a supplemental financial measure by management and by external users of our financial statements, such as investors, industry analysts, lenders and ratings agencies, to assess:

•	our operating performance as compared to those of other companies in the midstream energy industry, without regard to financing methods, historical cost basis or capital structure;

•	the ability of our assets to generate sufficient cash flow to make distributions to our partners;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
We define distributable cash flow as Adjusted EBITDA plus distributions received from our equity method investments less our proportionate share of Adjusted EBITDA from such equity method investments, estimated maintenance capital expenditures and cash interest paid.
Distributable Cash Flow is used by management to evaluate our overall performance. Our partnership agreement requires us to distribute all available cash on a quarterly basis, and Distributable Cash Flow is one of the factors used by the board of directors of our general partner to help determine the amount of available cash that is available to our unitholders for a given period. We define Distribution Coverage Ratio as Distributable Cash Flow divided by total distributions declared. The Distribution Coverage Ratio is used by management to illustrate our ability to make our distributions each quarter.
We believe that the presentation of Adjusted EBITDA, Distributable Cash Flow, and Distribution Coverage Ratio provide information useful to investors in assessing our financial condition and results of operations. The GAAP measure most directly comparable to Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio is net income. Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio should not be considered alternatives to net income or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio exclude some, but not all, items that affect net income, and these measures may vary from those of other companies. As a result, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio as presented herein may not be comparable to similarly titled measures of other companies.
In addition to Net Income, the GAAP measure most directly comparable to Adjusted EBITDA and Distributable Cash Flow is net cash provided by operating activities. Adjusted EBITDA and Distributable Cash Flow should not be considered alternatives to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Due to the forward-looking nature of net cash provided by operating activities, management cannot reliably predict certain of the necessary components of the most directly comparable forward-looking GAAP measures, such as future impairments and future changes in working capital. Accordingly, Noble Midstream is unable to present a quantitative reconciliation of the aforementioned forward-looking non-GAAP financial measures to net cash provided by operating activities. Amounts excluded from these non-GAAP measures in future periods could be significant.

Schedule 4 (Continued)
Noble Midstream Partners LP
Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures

Reconciliation of Net Income (GAAP) to Adjusted EBITDA and Distributable Cash Flow (Non-GAAP)
(in thousands, unaudited)

	Three Months Ended June 30,
	2020	2019
Reconciliation from Net Income (GAAP)
Net Income (GAAP)	$50,860	$55,763
Add:
Depreciation and Amortization	26,354	23,980
Interest Expense, Net of Amount Capitalized	6,633	2,322
Proportionate Share of Equity Method Investment EBITDA Adjustments	14,537	4,570
Other	4,333	1,209
Adjusted EBITDA (Non-GAAP)	102,717	87,844
Less:
Adjusted EBITDA Prior to Drop-Down and Simplification Transaction	—	6,897
Adjusted EBITDA Subsequent to Drop-Down and Simplification Transaction	102,717	80,947
Less:
Adjusted EBITDA Attributable to Noncontrolling Interests	7,965	25,326
Adjusted EBITDA Attributable to Noble Midstream Partners LP (Non-GAAP)	94,752	55,621
Add:
Distributions from Equity Method Investments Attributable to Noble Midstream Partners LP	7,276	285
Less:
Proportionate Share of Equity Method Investment EBITDA Attributable to Noble Midstream Partners LP	7,867	1,459
Cash Interest Paid	7,092	7,991
Maintenance Capital Expenditures	7,388	5,815
Distributable Cash Flow of Noble Midstream Partners LP (Non-GAAP)	$79,681	$40,641
Distributions (Declared)	$16,906	$30,057
Distribution Coverage Ratio (Declared)	4.7x	1.4x

Reconciliation of Net Cash Provided by Operating Activities (GAAP) to Adjusted EBITDA
and Distributable Cash Flow (Non-GAAP)
(in thousands, unaudited)

	Three Months Ended June 30,
	2020	2019
Reconciliation from Net Cash Provided by Operating Activities (GAAP)
Net Cash Provided by Operating Activities (GAAP)	$101,068	$93,624
Add:
Interest Expense, Net of Amount Capitalized	6,633	2,322
Changes in Operating Assets and Liabilities	(5,742)	(8,960)
Equity Method Investment EBITDA Adjustments	635	1,174
Other	123	(316)
Adjusted EBITDA (Non-GAAP)	102,717	87,844
Less:
Adjusted EBITDA Prior to Drop-Down and Simplification Transaction	—	6,897
Adjusted EBITDA Subsequent to Drop-Down and Simplification Transaction	102,717	80,947
Less:
Adjusted EBITDA Attributable to Noncontrolling Interests	7,965	25,326
Adjusted EBITDA Attributable to Noble Midstream Partners LP (Non-GAAP)	94,752	55,621
Add:
Distributions from Equity Method Investments Attributable to Noble Midstream Partners LP	7,276	285
Less:
Proportionate Share of Equity Method Investment EBITDA Attributable to Noble Midstream Partners LP	7,867	1,459
Cash Interest Paid	7,092	7,991
Maintenance Capital Expenditures	7,388	5,815
Distributable Cash Flow of Noble Midstream Partners LP (Non-GAAP)	$79,681	$40,641
Distributions (Declared)	$16,906	$30,057
Distribution Coverage Ratio (Declared)	4.7x	1.4x

Schedule 4 (Continued)
Noble Midstream Partners LP
Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures

Reconciliation of 2020 GAAP Guidance to 2020 Non-GAAP Guidance
(in millions, unaudited)

2020 Guidance
Full Year
Reconciliation from Net Income (GAAP) to Distributable Cash Flow (Non-GAAP)
Net Income (GAAP)	$125
Add:
Depreciation and Amortization	105
Interest Expense, Net of Amount Capitalized	30
Proportionate Share of Equity Method Investment EBITDA Adjustments	50
Goodwill Impairment	110
Other	3
Adjusted EBITDA (Non-GAAP)	423
Adjusted EBITDA Attributable to Noncontrolling Interests	33
Adjusted EBITDA Attributable to Noble Midstream Partners LP	390
Plus:
Distributions from Equity Method Investments	25
Less:
Proportionate Share of Equity Method Investment Adjusted EBITDA	40
Maintenance Capital Expenditures and Cash Interest Paid	75
Distributable Cash Flow of Noble Midstream Partners LP	$300
Distribution Coverage Ratio	4.0x - 4.5x